                                                                    EXHIBIT 11.1

                          Avery Communications, Inc.
                                   Exhibit 1
               Statement regarding computation of per share data

                                                                    FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                                                                  ------------------------------------------------
                                                                                                            PER
                                                                       INCOME            SHARES            SHARE
                                                                    (NUMERATOR)       (DENOMINATOR)        AMOUNT
                                                                  ----------------   -----------------   ---------
BASIC EPS
Net loss from continuing operations                                    (1,323,478)
    Preferred stock dividend                                             (338,582)
                                                                  ----------------
Net loss from continuing operations available to
    common stockholders                                                (1,662,060)          8,541,575        -.19
    Gain from discontinued operations                                           -           8,541,575           -
    Estimated loss on disposal                                                  -           8,541,575           -
                                                                  ----------------
Net loss available to common stockholders                              (1,662,060)          8,541,575        -.19
                                                                  ================                       =========

EFFECT OF POTENTIALLY DILUTIVE SECURITIES
    Warrants                                                                                        -
    Convertible Preferred Stock                                                                     -
    Convertible Debt                                                                                -
                                                                                     -----------------

DILUTED EPS
Net loss from continuing operations                                    (1,323,478)
    Preferred stock dividend                                             (338,582)
                                                                  ----------------
Net loss from continuing operations available to
    common stockholders                                                (1,662,060)          8,541,575        -.19
    Gain from discontinued operations                                           -           8,541,575           -
    Estimated loss on disposal                                                  -           8,541,575           -
                                                                  ----------------
Net loss available to common stockholders
    including assumed conversions                                      (1,662,060)          8,541,575        -.19
                                                                  ================   =================   =========

                                                                   FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                                                                  ------------------------------------------------
                                                                                                            PER
                                                                       INCOME             SHARES           SHARE
                                                                     (NUMERATOR)       (DENOMINATOR)       AMOUNT
                                                                  ----------------  ------------------   ---------
BASIC EPS
Net loss from continuing operations                                    (1,501,768)
    Preferred stock dividend                                             (528,356)
                                                                  ----------------
Net loss from continuing operations available to
    common stockholders                                                (2,030,124)          7,268,338       (0.28)
    Gain from discontinued operations                                     163,744           7,268,338        0.02
Estimated loss on disposal                                               (142,181)          7,268,338       (0.02)
                                                                  ----------------

Net income available to common stockholders                            (2,008,561)          7,268,338       (0.28)
                                                                  ================                       =========
EFFECT OF POTENTIALLY DILUTIVE SECURITIES
    Warrants                                                                    -                   -
    Convertible Preferred Stock                                                 -                   -
    Convertible Debt                                                            -                   -
                                                                                    ------------------

DILUTED EPS
Net loss from continuing operations                                    (1,501,768)
    Preferred stock dividend                                             (528,356)
                                                                  ----------------
Net loss from continuing operations available to
    common stockholders                                                (2,030,124)          7,268,338       (0.28)
    Gain from discontinued operations                                     163,744           7,268,338        0.02
Estimated loss on disposal                                               (142,181)          7,268,338       (0.02)

Net loss available to common stockholders
    including assumed conversions                                      (2,008,561)          7,268,338       (0.28)
                                                                  ================   =================   =========

                                                                       FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                                                   ----------------------------------------------
                                                                                                           PER
                                                                       INCOME             SHARES          SHARE
                                                                     (NUMERATOR)       (DENOMINATOR)      AMOUNT
                                                                   ---------------   -----------------  ---------
BASIC EPS
Net income from continuing operations                                     735,695
    Preferred stock dividend                                             (160,500)
                                                                   ---------------
Net income from continuing operations available to
    common stockholders                                                   575,195           9,258,044       0.06
    Loss on disposal                                                            -           9,258,044       0.00
                                                                   ---------------
Net Income available to common stockholder                                575,195           9,258,044       0.06
                                                                   ===============
EFFECT OF POTENTIALLY DILUTIVE SECURITIES
    Warrants                                                                                1,355,021
    Convertible Preferred Stock                                                                     -
    Convertible Debt                                                                                -
                                                                                     -----------------
DILUTED EPS
Net income from continuing operations                                     735,695
    Preferred stock dividend                                             (160,500)
                                                                   ---------------
Net income from continuing operations available to
    common stockholders                                                   575,195          10,613,065       0.05
    Loss on disposal                                                            -          10,613,065       0.00
                                                                   ---------------
Net Income available to common stockholder
    including assumed conversions                                         575,195          10,613,065       0.05
                                                                   ===============   =================  =========

                                                                       FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                                                  ------------------------------------------------
                                                                                                            PER
                                                                       INCOME             SHARES           SHARE
                                                                     (NUMERATOR)       (DENOMINATOR)       AMOUNT
                                                                  ----------------   -----------------   ---------
BASIC EPS
Net loss from continuing operations                                      (329,473)
    Preferred stock dividend                                             (143,600)
                                                                  ----------------
Net loss from continuing operations available to
    common stockholders                                                  (473,073)          9,803,949       (0.05)
    Gain from discontinued operations                                           _           9,803,949        0.00
                                                                  ----------------
Net loss available to common stockholders                                (473,073)          9,803,949       (0.05)
                                                                  ================                       =========

EFFECT OF POTENTIALLY DILUTIVE SECURITIES
    Warrants                                                                    -                   -
    Convertible Preferred Stock                                                 -                   -
    Convertible Debt                                                            -                   -
                                                                                     -----------------
DILUTED EPS
Net loss from continuing operations                                      (329,473)
    Preferred stock dividend                                             (143,600)
                                                                  ----------------
Net loss from continuing operations available to
    common stockholders                                                  (473,073)          9,803,949       (0.05)
    Gain from discontinued operations                                           -           9,803,949        0.00
                                                                  ----------------
Net loss available to common stockholders
    including assumed conversions                                        (473,073)          9,803,949       (0.05)
                                                                  ================   =================   =========